UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 21, 2025
Date of Report (date of earliest event reported)
___________________________________
Burke & Herbert Financial Services Corp.
(Exact name of registrant as specified in its charter)
___________________________________

Virginia (State or other jurisdiction of incorporation or organization)	001-41633 (Commission File Number)	92-0289417 (I.R.S. Employer Identification Number)
100 S. Fairfax Street Alexandria, VA 22314
(Address of principal executive offices and zip code)
(703) 666-3555
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.50	BHRB	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On April 21, 2025, Burke & Herbert Financial Services Corp. (the “Company”) announced the appointment of Patrick “Kip” Huffman, CPA, as Senior Vice President and Chief Accounting Officer. Mr. Huffman, age 40, brings nearly 20 years of accounting and finance experience to his role. He will be responsible for overseeing all aspects of the Company’s accounting function including policy, financial and regulatory reporting, and risk control execution.
For the last two years, Mr. Huffman served as the Senior Vice President and Chief Accounting Officer of ACNB Bank. Mr. Huffman served as Senior Vice President and Chief Accounting Officer of Freedom Bank of Virginia from March 2021 to April, 2023, and served as Senior Vice President and Controller from January, 2019 to March 2021. Mr. Huffman is a licensed Certified Public Accountant and has over 10 years of accounting experience working with numerous banking entities.
In connection with his appointment, the Company entered into a letter agreement with Mr. Huffman on March 11, 2025, setting forth the initial terms of his employment and compensation (the “Offer Letter”). The Offer Letter provides that Mr. Huffman's employment with the Company will commence on April 21, 2025 and will be on an at-will basis. Pursuant to the Offer Letter, Mr. Huffman will be eligible to participate in the Company's Management Incentive Plan. Mr. Huffman will be awarded 1,000 shares of restricted stock that cliff-vest in three years. Mr. Huffman will also be eligible to participate in a variety of the Company’s benefits, subject to satisfaction of the terms and conditions of each plan. The Company has agreed to negotiate a change in control agreement with Mr. Huffman. The foregoing description of the Offer Letter is qualified in its entirety by reference to the copy of the Offer Letter filed as Exhibit 10.1 hereto.
No family relationship exists between Mr. Huffman and any of the Company’s directors or executive officers. There are no arrangements or understandings between Mr. Huffman and any other person pursuant to which Mr. Huffman was appointed as an officer of the Company, nor are there any transactions to which the Company is or was a participant and in which Mr. Huffman had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.
A copy of the related press release, which the Company issued on April 21, 2025, is attached as Exhibit 99.1 hereto.
Item 9.01 - Financial Statements and Exhibit
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Offer Letter
99.1	Press Release, dated April 21, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 21st day of April, 2025.

Burke & Herbert Financial Services Corp.

By:	/s/ Roy E. Halyama
Name:	Roy E. Halyama
Title:	Executive Vice President, CFO